Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Numbers 33-65912 and 33-33550).

Arthur Andersen LLP

Phoenix, Arizona,
  August 23, 1995.